Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gold Resource Corp.

We hereby consent to the incorporation by reference in this registration statement, Post- Effective Amendment No. 5 on Form S-1/A of our reports dated April 9, 2009 and April 10, 2008 relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2008, 2007 and 2006 and for the years then ended.

Denver, Colorado
September 29, 2009